UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2010, OMNI Energy Services Corp. (the “Company”) entered into the Fifth Amendment and Waiver to Loan Agreement (the “Amendment”) to its Senior Bank Credit Facility (“Senior Credit Facility”) dated April 24, 2008 between OMNI and Fifth Third Bank.

The Amendment grants a waiver of the requirements of the Company to deliver (i) a compliance certificate and audited financial statements with an unqualified opinion by independent certified public accountants on or before March 15, 2010, and (ii) projected balance sheets of income and cash flow for the 2010 fiscal year prior to the beginning of the 2010 fiscal year. The Company delivered all of the required certificates and financial information on or before March 31, 2010. The Amendment also grants the Company a waiver of its potential violation of the terns of a promissory note and subordination agreement between the Company and Cypress Consulting Services, Inc. The Company is currently in litigation with Cypress Consulting Services and other related parties with respect to the Company’s outstanding obligations under such promissory note and subordination agreement.

Further, the Amendment modified the definition of the term “EBITDA” and the leverage ratios required to be maintained under the Senior Credit Facility to reflect a requirement of 3.50 to 1.00 as of March 31, 2010, 3.25 to 1.00 as of June 30, 2010, 3.00 to 1.00 as of September 30, 2010, and 2.50 to 1.00 for each twelve month period ending on March 31, June 30, September 30 or December 31 thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement

As disclosed in Item 1.01 above, the Company failed to timely deliver (i) a compliance certificate and audited financial statements with an unqualified opinion by independent certified public accountants on or before March 15, 2010, and (ii) projected balance sheets of income and cash flow for the 2010 fiscal year prior to the beginning of the 2010 fiscal year. The failure to provide timely such information is an event of default under the terms of the Senior Credit Facility.

As described in Item 1.01 of this Form 8-K, the Amendment granted a waiver of the event of default and the Company delivered all required information on or prior to March 31, 2010. The event of default did not result in an increase or acceleration of any payments under the Senior Credit Facility. The disclosure provided in Item 1.01 of this Form 8-K with respect the Amendment is hereby incorporated into this Item 2.04 by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Fifth Amendment and Waiver to Loan Agreement, dated March 31, 2010, by and among Fifth Third Bank, the lenders identified therein, OMNI Energy Services Corp., the subsidiaries of OMNI Energy Services Corp. identified therein and the other Credit Parties identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: April 5, 2010
	By:	/S/ RONALD D. MOGEL
Senior Vice President
and Chief Financial Officer